                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
                                            -

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] CONFIDENTIAL, FOR USE OF THE
 -                                          -  COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                 RULE 14A-6(E)(2))
 -
[ ] Definitive Additional Materials
 -
[ ] Soliciting Material Pursuant to (S)240.14-11(c) or (S)240.14a-12
 -


                       THE PEP BOYS - MANNY, MOE & JACK
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-6(i)(2) or
 -  Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
 -  6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 -
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
 -
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
 - 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       THE PEP BOYS - MANNY, MOE & JACK
                          3111 WEST ALLEGHENY AVENUE
                       PHILADELPHIA, PENNSYLVANIA 19132

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

              TO BE HELD ON WEDNESDAY, JUNE 4, 1997 AT 10:00 A.M.
                                      AT
                              VALLEY FORGE HILTON
                             251 WEST DEKALB PIKE
                           KING OF PRUSSIA, PA 19406

                               ----------------

To the Shareholders of The Pep Boys - Manny, Moe & Jack:

  1. To elect two Class II Directors to hold office as specified in the proxy statement.

  2. To approve an amendment to the Company's 1990 Stock Incentive Plan to increase the aggregate number of shares of Common Stock available for awards.

  3. To approve the appointment of independent auditors.

  4. To transact such other business as may properly come before the meeting.

  The close of business on Friday, April 11, 1997 has been fixed as the record date for the meeting. Only shareholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

  The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

  The Board of Directors urges you to date, sign and return promptly the accompanying form of proxy to give voting instructions with respect to your shares of Common Stock. You are cordially invited to attend the meeting in person. The return of the accompanying form of proxy will not affect your right to vote in person if you do attend the meeting.

                                          Frederick A. Stampone

                                          Senior Vice President,
                                          Chief Administrative Officer and
                                          Secretary

April 29, 1997

                       THE PEP BOYS - MANNY, MOE & JACK
                          3111 WEST ALLEGHENY AVENUE
                       PHILADELPHIA, PENNSYLVANIA 19132

                               ----------------

                                PROXY STATEMENT

                               ----------------

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 4, 1997

                               ----------------

                                    GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pep Boys - Manny, Moe & Jack (the "Company") for use at the Company's Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, June 4, 1997 at 10:00 a.m. at the Valley Forge Hilton Hotel, 251 West DeKalb Pike, King of Prussia, PA 19406, for the purposes set forth in the foregoing Notice. This proxy statement, the foregoing Notice and the enclosed proxy are being sent to shareholders on or about April 29, 1997.

  The Company does not intend to bring any matters before the meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters. Discretionary authority to cumulate votes is also being solicited.

  If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "For" the nominees of the Board of Directors in the election of directors, subject to the discretion of the proxies to cumulate the votes in accordance with their judgment, "For" the proposal to approve the amendment to the 1990 Stock Incentive Plan, and "For" the proposal to approve the appointment of independent auditors. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly authorized proxy bearing a later date, or by attending the meeting and voting in person.

  According to state law and the Company's By-laws, the presence of a quorum is required to transact business at the meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast on a particular matter. Proxies marked "Abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining a quorum.

  According to state law and the Company's By-laws, proposals must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the proposals. According to the rules of the Securities and Exchange Commission, however, the proposal to approve the amendment to the Company's 1990 Stock Incentive Plan requires approval by the affirmative vote of a majority of shares present, or represented by proxy, and entitled to vote at the meeting. Therefore, abstentions will have the same effect as votes against this proposal.

                       OUTSTANDING SHARES, VOTING RIGHTS
                     AND SHAREHOLDINGS OF CERTAIN PERSONS

OUTSTANDING SHARES AND VOTING RIGHTS

  At the close of business on Friday, April 11, 1997, the record date for the meeting, there were 63,194,492 outstanding shares of the Company's Common Stock ("Common Stock"), the only class of voting securities outstanding. Of these shares, 2,232,500 were held by the trustee under The Pep Boys - Manny, Moe & Jack Flexitrust, a flexible employee benefits trust established on April 29, 1994 to fund a portion of the Company's obligations arising from various employee compensation and benefit plans. Under the terms of the Flexitrust, all shares held for participating employees by the trustee will be voted or not as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received. The record holders of Common Stock on the record date will be entitled to one vote per share on all matters (other than the election of directors) voted upon at the meeting and will be entitled to vote cumulatively in the election of directors. Cumulative voting entitles each shareholder to a number of votes equal to the number of shares owned by the shareholder on the record date multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for one nominee for director or allocate the votes among all the nominees.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information respecting the equity securities of the Company beneficially owned at the close of business on April 11, 1997 by each holder of 5% or more of Common Stock, by each director and nominee for director of the Company, by each executive officer of the Company and by all executive officers and directors of the Company as a group. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be "beneficially owned" by a person, whether or not he has any economic interest in the shares, if he has or shares the power to vote or dispose of the shares.

                                               AMOUNT AND NATURE OF
                    NAME OF                    BENEFICIAL OWNERSHIP  PERCENT OF
               BENEFICIAL OWNER                  OF COMMON STOCK       CLASS
               ----------------                --------------------  ----------
 AIM Management Group, Inc....................      3,675,600(/1/)      5.8%
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046
 Benjamin Strauss.............................      1,120,737(/2/)
                                                    1,094,310(/2/a)
                                                    ---------
                                                    2,215,047           3.5%
 Lester Rosenfeld.............................      1,085,595(/3/)
                                                    1,123,628(/3/a)
                                                    ---------
                                                    2,209,223           3.5%
 Mitchell G. Leibovitz........................      1,310,137(/4/)
                                                      887,912(/4/a)
                                                    ---------
                                                    2,191,538(/4/b)     3.4%
 Michael J. Holden............................        206,326(/5/)
                                                      887,912(/4/a)
                                                    ---------
                                                    1,090,769(/4/b)     1.7%
 Wendel H. Province...........................        244,582(/6/)        +
 Frederick A. Stampone........................        140,019(/7/)        +
 Mark L. Page.................................        128,026(/8/)        +
 Lennox K. Black..............................         69,823(/9/)        +

                                              AMOUNT AND NATURE OF
                   NAME OF                    BENEFICIAL OWNERSHIP    PERCENT OF
               BENEFICIAL OWNER                 OF COMMON STOCK         CLASS
               ----------------               --------------------    ----------
 Bernard J. Korman...........................         63,623(/1//0/)        +
 Myles H. Tanenbaum..........................         16,926(/1//1/)        +
 J. Richard Leaman, Jr.......................         16,667(/1//2/)        +
 Pemberton Hutchinson........................          6,926(/1//3/)        +
 David V. Wachs..............................          6,623(/1//4/)        +
 Malcolmn D. Pryor...........................          2,980(/1//5/)        +
 Total of all Executive Officers and
  Directors as a Group (14 Persons)..........      7,453,736(/1//6/)     11.5%

--------
 +   Represents less than 1%.
(1)  Based upon information disclosed in Schedule 13-G dated February 12, 1997.
(2) This includes 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest, 7,515 shares issuable pursuant to non-qualified stock options exercisable within 60 days, 685 shares owned by Mr. Strauss' spouse and 530 shares owned by Mr. Strauss' minor child.
(2a) These shares are owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee.
(3) This includes 50,976 shares owned by Mr. Rosenfeld's spouse, 45,000 shares owned by a trust in which Mr. Rosenfeld has a beneficial interest and 9,623 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(3a) This includes 551,700 shares owned by the Emanuel Rosenfeld Foundation, a non-profit charitable foundation of which Mr. Rosenfeld is a co-trustee, 75,500 shares owned by two trusts in which Mr. Rosenfeld and his spouse are co-trustees, 440,412 shares owned by various trusts of which Mr. Rosenfeld is a co-trustee and 56,016 shares owned by various trusts of which Mr. Rosenfeld's spouse is a co-trustee.
(4) This includes 55,502 shares owned by two trusts which benefit Mr. Leibovitz' children of which Mr. Leibovitz' spouse is a co-trustee, 2,213 shares owned by Mr. Leibovitz' spouse, 100,000 shares owned by an irrevocable Grantor Retained Annuity Trust for the benefit of Mr. Leibovitz' children for which Mr. Leibovitz' spouse acts as trustee and 800,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(4a) These shares are owned by trusts for the Company's 401(k) savings plan, defined benefit pension plan and the Company's savings plan for employees based in Puerto Rico, of which Messrs. Leibovitz and Holden are co-trustees. Messrs. Leibovitz and Holden disclaim beneficial ownership in such stock.
(4b) Totals do not add in order to avoid double counting of beneficial interest due to positions as co-trustee.
(5) This includes 92,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days and 55,502 shares owned by two trusts which benefit Mr. Leibovitz' children of which Mr. Holden is a co-trustee.
(6) This includes 242,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(7) This includes 133,250 shares issuable pursuant to non-qualified stock options exercisable within 60 days and 32 shares owned by Mr. Stampone's minor child.
(8) This includes 122,440 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days and 2,000 shares owned by Mr. Page's spouse. Mr. Page disclaims beneficial ownership in stock held by Mr. Page's spouse.
(9) This includes 39,623 shares issuable pursuant to non-qualified stock options exercisable within 60 days and 200 shares owned by Mr. Black's spouse. Mr. Black disclaims beneficial ownership in stock held by Mr. Black's spouse.
(10) This includes 9,623 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(11) This includes 1,926 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(12) This includes 14,667 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(13) This includes 1,926 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(14) This represents shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(15) This includes 2,580 shares issuable pursuant to non-qualified stock options exercisable within 60 days and 400 shares owned by Mr. Pryor's spouse.
(16) This includes 1,483,796 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days granted to all executive officers and directors. Totals do not add in order to avoid double counting of beneficial interest due to positions as co-trustee.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

  At the meeting, the shareholders will elect two Class II directors to hold office, subject to the provisions of the Company's By-laws, until the Annual Meeting of Shareholders in 2000 and until their respective successors shall have been duly elected and qualified. The Company's Board of Directors is presently comprised of ten directors and, as of the date of the meeting, the size of the Board of Directors will be reduced from ten to nine directors as Pemberton Hutchinson will not stand for re-election. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the present Class II directors expires at the meeting. Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote for the election of the nominees named below, reserving the right to cumulate votes according to their judgment. The Board of Directors believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees. The two nominees for director receiving a plurality of the votes cast will be elected.

  The nominees for election as Class II directors to serve until the Annual Meeting of Shareholders in 2000 and the directors whose terms of office continue after the meeting, together with certain information about them, are as follows:

                                              HAS
                                             BEEN A
                                            DIRECTOR  TERM    PRESENT POSITION
   NAME                                 AGE  SINCE   EXPIRES    WITH COMPANY
   ----                                 --- -------- ------- -------------------
Class II Directors
 Bernard J. Korman.....................  65   1983    1997   Director
 J. Richard Leaman, Jr.................  62   1991    1997   Director
Class I Directors
 Benjamin Strauss......................  60   1970    1998   Director
 David V. Wachs........................  70   1985    1998   Director
 Myles H. Tanenbaum....................  66   1990    1998   Director
 Malcolmn D. Pryor.....................  50   1994    1998   Director
Class III Directors
 Mitchell G. Leibovitz.................  51   1985    1999   Director, Chairman,
                                                             CEO and President
 Lester Rosenfeld......................  71   1959    1999   Director
 Lennox K. Black.......................  67   1987    1999   Director

OCCUPATIONS AND OTHER DIRECTORSHIPS HELD BY DIRECTORS AND NOMINEES

  Bernard J. Korman is Chairman of the Board of NutraMax Products, Inc. Until October 1995, Mr. Korman was President, Chief Executive Officer and a director of MEDIQ, Incorporated, a healthcare services company, the stock of which is traded on the American Stock Exchange. Mr. Korman is also a director of The New America High Income Fund, Inc., Today's Man, Inc., InnoServ Technologies, Inc., Kapson Senior Quarters Corp., and Omega Healthcare Investors, Inc.

  J. Richard Leaman, Jr. is President of JRL Consulting Company and an Executive-in-Residence at Widener University. Until May 1995, Mr. Leaman was President and Chief Executive Officer of S.D. Warren Company, which manufactures and distributes coated and uncoated printing and publishing papers. He remains on the Board of Directors of S.D. Warren Company. From 1991 until December 1994, Mr. Leaman was Vice Chairman of the Board of Scott Paper Company. Mr. Leaman is also a director of Church & Dwight Co., Inc. and S.D. Warren Holdings, Inc.

  Benjamin Strauss was an executive officer of the Company for many years until his retirement on February 1, 1992 and served as a part-time consultant to the Company for five years thereafter.

  David V. Wachs was Chairman of the Board and Chief Executive Officer of Charming Shoppes, Inc., a retailer of women's clothing, the stock of which is traded on the NASDAQ National Market, from which position he retired on May 17, 1995. Mr. Wachs is a director of Children's Concept, Inc.

  Myles H. Tanenbaum is the President, Chief Executive Officer and a director of Arbor Property Trust, a New York Stock Exchange listed real estate investment trust. Mr. Tanenbaum is also a trustee of Universal Health Realty Income Trust, a New York Stock Exchange listed real estate investment trust. In addition, he is Chairman of Arbor Enterprises, owner and operator of a chain of shared office suites.

  Malcolmn D. Pryor is Chairman of the Board of Pryor, McClendon, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in numerous cities in the United States. Mr. Pryor is also a director of PCS Development Corp.

  Mitchell G. Leibovitz has been an executive officer of the Company for more than the last five years.

  Lester Rosenfeld is retired. He was employed as an executive officer of the Company until December 31, 1981, and served as a part-time consultant to the Company for 10 years thereafter.

  Lennox K. Black is the Chairman of the Board of Teleflex Incorporated, a diversified technical company active in aerospace, automotive, medical and industrial markets, the stock of which is traded on the New York Stock Exchange; until April 1995 he was also the Chief Executive Officer of such corporation. Mr. Black is also Chairman of the Board of Penn Virginia Corporation, and is a director of Quaker Chemical Corporation.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINATED DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four regularly scheduled meetings during the last fiscal year.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The directors who are members of the Compensation Committee are Messrs. Tanenbaum, Black, and Korman. The Compensation Committee, which held one meeting during the last fiscal year, recommends the compensation for all officers of the Company.

  The directors who served as members of the Nominating Committee during the last fiscal year, were Messrs. Black, Strauss and Hutchinson. The Nominating Committee, which held one meeting during the last fiscal year, makes recommendations to the full Board concerning the qualifications and selection of candidates for election to the Board. The Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company, 3111 West Allegheny Avenue, Philadelphia, PA 19132, stating in detail the qualifications of such persons for nomination.

  The directors who are members of the Audit Committee are Messrs. Leaman, Rosenfeld and Pryor. The Audit Committee, which held two meetings during the last fiscal year, reviews the audited financial statements of the Company and makes recommendations to the full Board on matters concerning the Company's audits.

  In the last fiscal year, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and meetings held by the committee(s) on which such director served.

  In accordance with the Company's By-laws, a shareholder may be entitled to nominate one or more persons for election as a director at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered personally to, or mailed and received by the Company, at the principal executive offices of the Company addressed to the attention of the President, not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. In addition, the shareholder's notice must set forth the names and addresses of the shareholder making the nomination and of the proposed nominees, a representation that said shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees, the proposed nominees' principal occupation(s) for the past 5 years and a written consent of each proposed nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

  Non-management directors each were entitled to receive directors' fees at the rate of $20,000 per annum during fiscal year 1996, plus $2,500 per annum for each committee of the Board on which such director served. Under a deferred compensation plan, directors' fees may be deferred in whole or in part at the election of the director. Compensation so deferred may be deemed to be invested in shares of Common Stock determined by reference to the market price on the date the same is deemed invested, if so designated by the director. Amounts deemed invested in shares are credited with dividends; other amounts accrue interest at the prime rate charged by the Company's principal lender.

  Under the 1990 Stock Incentive Plan, upon becoming a non-management director, each director is granted an option to purchase, at fair market value on the date of the grant, a number of shares of Common Stock which is equal to $150,000 divided by the fair market value of the shares on the date of the grant. Thereafter, on the fifth anniversary of the most recent grant of an option to that non-management director, the director will be granted an option to purchase, at fair market value on the date of the grant, that number of shares which is equal to $100,000 divided by the fair market value of the shares on the date of the grant. Options granted to non-management directors are exercisable in cumulative installments, one-fifth of which are immediately exercisable and one-fifth of which become exercisable on each of the next four anniversary dates.

  Benjamin Strauss, an executive officer of the Company for many years, entered into a consulting and retirement agreement as of February 2, 1992 pursuant to which Mr. Strauss received $122,500 in fiscal year 1996, plus certain additional benefits payable for a ten year period ending with fiscal year 2001. Amounts payable to Mr. Strauss are in addition to the fees and options to which Mr. Strauss is entitled as a non-management director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company, during fiscal year 1996, its executive officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers:

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                              ANNUAL COMPENSATION     COMPENSATION
                          --------------------------- ------------
                                                         AWARDS
                                                      ------------
                                                       SECURITIES   ALL OTHER
        NAME AND          FISCAL                       UNDERLYING  COMPENSATION
   PRINCIPAL POSITION      YEAR  SALARY ($) BONUS ($) OPTIONS (#)     ($)(A)
   ------------------     ------ ---------- --------- ------------ ------------
Mitchell G. Leibovitz....  1996   741,466    431,250        --       125,657(b)
 Chief Executive           1995   704,366        --     500,000      123,912(b)
 Officer & President       1994   650,231    197,100        --         8,226

Wendel H. Province.......  1996   420,795    208,939     20,000        5,880
 Executive Vice President  1995   402,404        --      25,000        5,284
  & Chief Operating        1994   292,721     93,750     85,000       16,079
  Officer

Michael J. Holden........  1996   324,929    141,860     30,000        6,410
 Executive Vice President  1995   301,221        --      50,000        6,094
  & Chief Financial        1994   275,644     69,625        --         6,139
  Officer

Mark L. Page.............  1996   220,794     75,686     20,000        5,625
 Senior Vice President-    1995   198,558        --      25,000       21,386(c)
 Store Operations          1994   169,713     43,750     20,000       13,484

Frederick A. Stampone....  1996   219,219     72,435        --         5,354
 Senior Vice President &   1995   214,038        --         --         4,916
 Chief Administrative      1994   207,885     47,250        --         5,120
 Officer

--------
(a) All Other Compensation for fiscal year 1996 includes the following: (1) $4,500 contributed by the Company to each executive officer's account in the Company's 401(k) Savings Plan; and (2) the cost of group term life insurance premiums in excess of $50,000 of coverage provided by the Company on behalf of each executive officer, as follows: Mr. Leibovitz -
     $4,931; Mr. Province - $1,380; Mr. Holden - $1,910; Mr. Page - $1,125
    and Mr. Stampone - $854.
(b) Included in this amount is $116,226 in net premiums for a split-dollar life insurance policy on behalf of Mr. Leibovitz, which will be repaid to the Company upon surrender of the policy during Mr. Leibovitz' lifetime or upon his death.
(c) Included in this amount in fiscal year 1995 is $16,066 representing forgiveness of 40% of the total amount of advances made by the Company to Mr. Page in connection with his relocation from Dallas to Los Angeles.

CHANGE IN CONTROL AGREEMENTS

  During fiscal years 1988, 1989, 1993 and 1995, the Company entered into agreements with Messrs. Leibovitz, Province, Holden, Page and Stampone, executive officers of the Company, which generally become effective upon a "change in control" of the Company. The agreements will become effective for a term of three years in the case of Mr. Leibovitz and two years with respect to each of the other executives. During the term of each agreement, the executive would be entitled to compensation at a rate not less than his compensation immediately prior to the change in control becoming effective, including both base compensation and certain incentive compensation, benefits comparable to those available prior to the change in control and a position with authority, status and responsibilities comparable in all material respects to those held previously. If the executive's position is changed after the agreement becomes effective, he has the right to terminate the agreement and receive a lump sum payment equal to the compensation to which he is entitled for the remaining term of the agreement, and he and his family are to receive the benefits to which he is entitled for the remaining term of the agreement or a payment equal to the value of those benefits. A trust agreement has been established to better assure executive officers of payment under these agreements if a change of control of the Company should occur.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1994, the Company made advances to Mr. Province, Executive Vice President & Chief Operating Officer, totaling $540,587. On May 25, 1994, Mr. Province delivered an unsecured promissory note for the amount of the indebtedness, providing for interest at the prime rate, which interest will be capitalized at the end of each fiscal year of the Company and added to the principal balance outstanding and shall thereafter be deemed principal and shall bear interest. The balance outstanding on this note on February 1, 1997, including capitalized interest through that date, was $671,223. The note provides for repayment by December 31, 1999.

  During fiscal year 1993, the Company made advances to Mr. Page, Senior Vice President - Store Operations, for use in connection with his relocation from Los Angeles to Philadelphia, aggregating $65,000. Mr. Page delivered a promissory note to the Company for the amount of the indebtedness, providing for principal repayment, if not paid earlier, on May 31, 1998, and for interest payments during the term of the note at the rate of 5.2% per annum. The note was secured by a second mortgage on Mr. Page's principal residence. The loan was repaid in full in April, 1996.

STOCK OPTION GRANTS

  The following table sets forth information concerning the grant of stock options under the Company's 1990 Stock Incentive Plan to those of the Company's executive officers receiving options during fiscal year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR




                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------  POTENTIAL REALIZED VALUE
                           NUMBER OF      % OF TOTAL                             AT ASSUMED ANNUAL RATES
                           SECURITIES       OPTIONS                            OF STOCK PRICE APPRECIATION
                           UNDERLYING     GRANTED TO    EXERCISE OR                  FOR OPTION TERM
                            OPTIONS      EMPLOYEES IN   BASE PRICE  EXPIRATION ---------------------------
          NAME           GRANTED (#)(A) FISCAL YEAR (B)   ($/SH)       DATE       5% ($)       10% ($)
          ----           -------------- --------------- ----------- ---------- ---------------------------
Wendel H. Province......     20,000          3.26         33.875     3/27/06        426,076      1,079,761
Michael J. Holden.......     30,000          4.89         33.875     3/27/06        639,114      1,619,641
Mark L. Page............     20,000          3.26         33.875     3/27/06        426,076      1,079,761

--------
(a) The options to Messrs. Province, Holden and Page were granted at a price equal to fair market value on the date of grant and provide that 20% is exercisable immediately and an additional 20% is exercisable on each of the following four anniversaries of the date of grant.
(b) In fiscal year 1996, options to purchase 613,702 shares of Common Stock were granted to 1,375 individuals, including store and service department managers and their supervisors.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table sets forth information related to options exercised during fiscal year 1996 by the Company's Chief Executive Officer and each of the Company's other executive officers, and the number and value of options held by such individuals on February 1, 1997.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                             SHARES                      FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(A)
                            ACQUIRED        VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Mitchell G. Leibovitz...     316,500      4,193,112     700,000      300,000     9,918,750     187,500
Wendel H. Province......         --             --      224,000       68,000     2,759,188      50,500
Michael J. Holden.......     162,400      3,537,494      71,000       54,000       887,188      18,750
Mark L. Page............      23,000        495,417      99,300       49,000       816,625     126,125
Frederick A. Stampone...      35,250        769,469     150,950          --      2,824,647         --

--------
(a) Amounts are based on the fair market value of Common Stock on January 31, 1997 (the last day of the fiscal year on which the Common Stock traded publicly), which was $31.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Myles H. Tanenbaum, Lennox K. Black, and Bernard J. Korman. There are no relationships of a nature required to be disclosed herein.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is comprised of three non-management directors of the Company. The Committee reviews and recommends to the Board of Directors compensation for the executive officers of the Company named in the Summary Compensation Table and other officers of the Company. Individual performance is evaluated based on the specific responsibilities of the executive and the value of the services provided, the executive's management skills and experience and the individual's contribution to the overall performance and profitability of the Company. At the present time, executive compensation consists of base salary, bonus compensation under the Company's Executive Incentive Bonus Plan ("Bonus Plan") and stock options under the Company's 1990 Stock Incentive Plan ("Option Plan"). Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels which are appropriate to attract and retain high quality individuals.

  In order to determine the Company's competitive position on each element of compensation for the Chief Executive Officer and the other executive officers, the Company retained the services of Towers Perrin, a nationally recognized executive compensation consulting firm. The consultant's recommendations, which were issued March, 1995, were based on a comparison of the Company's compensation levels to a proprietary database comprised of over 500 companies, many of which are included in the S&P 500 Stock Index. Additionally, the consultant made comparisons to the publicly available data for the other eight companies then comprising the S&P Specialty Retail Index, in which the Company was also included. Based on the report of Towers Perrin, the Company presented to the Shareholders an amendment to the Company's Bonus Plan which was approved at the May 31, 1995 Annual Meeting of Shareholders. The increases in the base salaries of the executive officers for fiscal 1996 were based on subjective determinations taking into account the criteria described above.

  The Bonus Plan is administered by the Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or times for payment of bonuses. The Committee establishes the bonus targets and performance goals, and establishes any other measures as may be necessary to meet the objectives of the Bonus Plan.

  Under the Company's Bonus Plan, eligible participants are grouped into five classes, with each class having a different range of bonus payments for achieving specified pre-tax earnings targets, exclusive of extraordinary items ("EBT"), as follows: (i) for the Chief Executive Officer, bonus payments range from 50% of base salary at the 20% EBT increase level to 100% of base salary at the 40% EBT increase level; (ii) for Group "A", which for fiscal year 1996 included Mr. Province, bonus payments range from 33.75% of base salary at the 20% EBT increase level to 67.5% of base salary at the 40% EBT increase level;
(iii) for Group "B", which for fiscal year 1996 included Mr. Holden, bonus payments range from 30% of base salary at the 20% EBT increase level to 56.25% of base salary at the 40% EBT increase level; (iv) for Group "C", which for fiscal year 1996 included Messrs. Stampone, Page and another officer, bonus payments range from 22.5% of base salary at the 20% EBT increase level to 45% of base salary at the 40% EBT increase level; and (v) for Group "D", which for fiscal year 1996 included the other eligible participants, bonus payments range from 18.75% of base salary at the 20% EBT increase level to 37.5% of base salary at the 40% EBT increase level. If the minimum 20% EBT increase level is achieved, the Bonus Plan also affords the Chief Executive Officer the discretion to increase the bonus for each officer, excluding the Chief Executive Officer, by an additional one-third of the percentage set forth above based upon individual performance. For fiscal year 1996, the Chief Executive Officer determined to award the executive officers (other than the Chief Executive Officer) bonuses ranging from 6.90% to 10.35% of base salary.

  Compensation through stock options, which directly aligns the interests of management with those of shareholders, is a very significant part of the Company's executive compensation. The Company's practice is to make periodic grants of stock options to its executives. In making grants of stock options, the Committee considers both the performance of the executive and the time since the most recent grant. The intention is to provide a long-term incentive opportunity equal to the median of the broad industry and specialty retail databases. The Company's Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value on the date of grant. Options granted to the Chief Executive Officer and the other executive officers are generally exercisable for ten years, absent earlier termination of employment. All outstanding options held by executive officers provide for deferred vesting over four years. The provisions of the Stock Incentive Plan provide executive officers of the Company with a significant interest in long-term growth in the price of the Company's Common Stock.

  On March 19, 1996, the Committee recommended, and on March 28, 1996 the full Board of Directors approved, the grant of options to purchase 20,000, 30,000 and 20,000 shares to Messrs. Province, Holden and Page, respectively.

  A combination of base salary, the Bonus Plan and the Option Plan reflects the short and long term goals of the Company and aligns executive financial rewards with those of the Company's shareholders. The Committee's philosophy is that overall compensation should be significantly related to the Company's performance in terms of earnings and increases in the Company's value as reflected by its stock price. The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. All compensation earned by executive officers for fiscal year 1996 was fully deductible. The Bonus Plan and the Option Plan are structured with the intention that compensation payable pursuant to those plans qualifies as "performance based" compensation which is not subject to the $1 million deductibility limit under Section 162(m).

  This report is submitted by the Compensation Committee:

    Myles H. Tanenbaum
    Lennox K. Black
    Bernard J. Korman

During 1997, Pep Boys will continue to send quarterly earnings releases only to those shareholders who request them. If you would like to receive such information for fiscal year 1997, please complete the information below, affix postage and return to us by JUNE 15, 1997.

                         PLEASE TYPE OR PRINT CLEARLY

Name ______________________________  Fax Number _______________________________

Address ___________________________  E-Mail Address ___________________________

City ____________________ State _____________________ Zip ____________________

WOULD YOU PREFER THAT THE INFORMATION BE: (PLEASE CIRCLE ONE)

                          Mailed   Faxed   E-mailed

                 We will try to accommodate your preference.

                                                       Please
                                                       affix
                                                       Postage



      Investor Relations
      The Pep Boys-Manny, Moe & Jack
      3111 West Allegheny Avenue
      Philadelphia, PA 19132

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's shares over the past five fiscal years with the cumulative total return on shares of companies in the Standard & Poor's 500 Index and an industry peer group comprised of those companies which formerly comprised the Standard & Poor's Retail Specialty Index: Circuit City Stores, Costco (formerly known as Price/Costco), CVS (formerly known as Melville), Home Depot, Lowe's, Tandy, Toys R Us, Woolworth and the Company.

Comparison of Five-Year Cumulative Total Return Among the Company, the S&P 500
                       Index and an Industry Peer Group



                             [CHART APPEARS HERE]



PENSION AND OTHER BENEFIT PLANS

  The Company has a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all employees were frozen as of December 31, 1996.

  The following table sets forth information concerning the amount of benefits available at normal retirement age under this plan, which are not subject to deduction for Social Security or other offset amounts, accrued to the Chief Executive Officer and each of the Company's other executive officers. The amount of annual benefits available is based on the employee's compensation level over the last five years and the number of years of participation in the plan. The maximum annual benefit is $20,000.

                                                                      ANNUALIZED
NAME                                                                  BENEFIT($)
----                                                                  ----------
Mitchell G. Leibovitz................................................   20,000
Wendel H. Province...................................................    9,816
Michael J. Holden....................................................   20,000
Mark L. Page.........................................................   19,162
Frederick A. Stampone................................................   20,000

  The Company also has an executive supplemental pension plan, which is an unfunded deferred compensation plan for eligible employees who are key employees designated by the Board of Directors. All current executive officers of the Company are covered by this plan. The executive supplemental pension plan provides retirement and death benefits, which are not subject to deduction for Social Security or other offset amounts. The employees covered by this plan have a vested interest after five years as a participant in the plan. Death benefits under the plan are in the annual amount of 50% of the base salary of the eligible employee on the date of his death and are payable for 15 years or until his normal retirement date, whichever is later. The plan also provides for the lump sum distribution of the present value of the accrued benefits of an eligible employee following a termination of employment in connection with a "change in control" of the Company. A "change in control" shall be deemed to have taken place if: (i) any person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Company) the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company (excluding shares of the Company owned by such person prior to the date of the executive supplemental pension plan), and such beneficial ownership continues for five consecutive days, or (ii) within a period of two consecutive years, as the result of, or in connection with, any cash tender or exchange offer (other than by the Company), merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Company prior to such event shall cease for any reason to constitute at least a majority of the Board of Directors of the Company or any successor. A trust agreement has been established to better assure executive officers of payment of these benefits if such events occur.

  The executive supplemental pension is based upon the highest average compensation of the executive officer for a five year period, except in the case of the Company's Chief Executive Officer, in which event it is based on the highest average compensation for a three year period. For fiscal years prior to 1995, base salary only is included in such determination; for fiscal year 1995 and thereafter, both base salary and the executive officer's bonus under the Bonus Plan is included. The following chart shows, based on the highest average salary for the appropriate time period, including bonus where applicable, the approximate annuity under both pension plans, commencing at the employee's normal retirement date (age 65) and payable for the longer of ten years or life:

                              PENSION PLAN TABLE

                                      ESTIMATED ANNUAL RETIREMENT INCOME ($)
                                                 YEARS OF SERVICE
AVERAGE INCLUDED COMPENSATION          5      10      15      20    25 AND OVER
-----------------------------       ------- ------- ------- ------- -----------
  200,000..........................  20,000  40,000  60,000  80,000   100,000
  400,000..........................  40,000  80,000 120,000 160,000   200,000
  600,000..........................  60,000 120,000 180,000 240,000   300,000
  800,000..........................  80,000 160,000 240,000 320,000   400,000
1,000,000.......................... 100,000 200,000 300,000 400,000   500,000
1,200,000.......................... 120,000 240,000 360,000 480,000   600,000
1,400,000.......................... 140,000 280,000 420,000 560,000   700,000

  The credited years of service under the pension plans for each of those individuals, in the order in which they are named on the Summary Compensation Table, are 18, 7, 17, 21 and 14, respectively.

  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1990 STOCK INCENTIVE PLAN

  On May 21, 1990, the shareholders of the Company approved the adoption of the Company's 1990 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to recognize the contributions made to the Company by its key employees, including store and service managers, their supervisors, administrators and professional support staff, officers and members of the Board of Directors of the Company; to provide such persons with an additional incentive to devote themselves to the Company's future success; and to improve the Company's ability to attract and retain individuals upon whom the Company's sustained growth and financial success depend.

  On June 1, 1993, the shareholders approved an amendment to the Plan to increase the aggregate number of shares of Common Stock ("Shares") available for awards under the Plan from 1,000,000 to 2,500,000 Shares. On May 31, 1995 the shareholders approved an amendment to the Plan: (i) to increase the aggregate number of Shares from 2,500,000 to 4,000,000, the majority of which have been awarded through stock option grants over the past two years, and
(ii) to limit to 500,000 the number of Shares for which awards may be granted to any one employee in any year.

  The Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment to the Plan to increase the number of Shares available for awards thereunder by 2,000,000 to a total of 6,000,000 Shares.

  The material provisions of the 1990 Stock Incentive Plan, as proposed to be amended, are as follows:

  Number of Shares. The Plan authorizes the granting of awards in the form of stock options or restricted stock, or a combination thereof (collectively, the "Awards"). The aggregate maximum number of Shares available for Awards, including options already granted, is 6,000,000, subject to adjustment to reflect changes in the Company's capitalization. No person may be granted awards under the Plan covering more than 500,000 Shares in any one calendar year.

  Market Value. On April 11, 1997, the closing price for Common Stock on the New York Stock Exchange was $29.6250 per share.

  Administration. The Plan is administered by the members of the Board of Directors of the Company who are not employees of the Company or by a committee designated by the Board of Directors composed of three or more non-management directors. At present, the Plan is administered by the Compensation Committee of the Board of Directors which is composed of three non-management directors (the "Committee"). The Committee is authorized to interpret and implement the Plan and the documents entered into pursuant to the Plan, and to make all determinations necessary or advisable in administering the Plan. Awards will be evidenced by non-transferable written documents containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate.

  Eligibility. The Plan is open to participation by all key employees and directors of the Company. As of March 31, 1997, the Company had an aggregate of 1,823 employees and 9 non-management directors eligible to participate in the Plan. The Plan provides that each non-management director, without any action by the Committee, will automatically receive option grants as described hereafter and that no other Awards will be made to those directors under the Plan. Each non-management director when first elected to the Board of Directors will be granted an option to purchase, at fair market value on the date of the grant, a number of Shares which is equal to $150,000 divided by the fair market value of the Shares on the date of grant. Thereafter, on the fifth anniversary of the most recent grant of an option under the Plan or any other stock option plan previously or hereafter adopted by the Company, each non-management director will be granted an option to purchase, at fair market value on the date of the grant, that number of Shares which is equal to $100,000 divided by the fair market value of the Shares on the date of the grant. All options granted to non-management directors vest and become exercisable in cumulative installments over a four year period, with one-fifth vesting on the date of grant and one-fifth vesting on each of the next four anniversaries of the grant.

  Term of Plan. No awards may be made under the Plan after March 28, 2000.

  Options. The exercise price of all options granted under the Plan shall be not less than 100% of the fair market value of the shares on the date the option is granted or, in the case of an incentive stock option (ISO) within the meaning of Section 422 of the Internal Revenue Code (the "Code"), at least 110% of the fair market value of the Shares on the date the option is granted if the optionee owns, directly or by attribution, Shares possessing more than 10% of the total voting power of all of the Common Stock of the Company. Both ISOs and options not intended to qualify as ISOs (Nonqualified Options) may be granted under the Plan. Unless an option is specifically designated at the time of grant as an ISO, options issued under the Plan will be Nonqualified Options.

  Termination of Options. All options terminate on the earliest of (a) the expiration of the term specified in the option, which shall not exceed (i) ten years from the date of grant, or (ii) in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns, directly or by attribution, Shares possessing more than 10% of the voting power of the Common Stock of the Company; (b) the expiration of sixty days from the date the optionee's employment or service terminates for any reason other than disability, death or cause (as defined in the Plan); (c) the expiration of 180 days from the date the optionee's employment or service terminates by reason of disability or death; (d) the date that an optionee's employment or service terminates for cause; (e) immediately upon the occurrence of a willful breach of the terms of an optionee's employment contract or an act of disloyalty (as defined in the Plan) by an optionee to the Company; or (f) the date set by the Committee to be an accelerated expiration date in the event of a dissolution or liquidation of the Company or upon the occurrence of certain other corporate transactions.

  Payment for Options. An optionee may pay for Shares issuable upon exercise of an option in a combination of cash or certified check or, if the option so provides, in Shares held by the optionee based on the fair market value of the Shares at the time of payment.

  Restricted Stock Awards. Restricted stock awards are Shares issued in the name of the recipient (the "Restricted Stock"), but which are subject to restrictions on transfer and risks of forfeiture. The Committee determines the restrictions and conditions applicable to the issuance of Restricted Stock, and the period of time during which Restricted Stock remains subject to such restrictions and conditions, which period shall be at least one year (the "Restricted Period"). The conditions must be satisfied in order for the Restricted Stock to vest in the recipient without risk of forfeiture. The unvested shares of Restricted Stock are subject to forfeiture if the recipient fails to remain in the employ of the Company during the Restricted Period except in the case of death or disability. Except as otherwise determined by the Committee, the recipient shall have all of the rights of a holder of Shares during the Restricted Period, including without limitation the right to receive such dividends as may be declared from time to time and the right to vote the Restricted Stock.

  Amendments. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable, subject to certain limitations with respect to the provisions specifying option grants to non-management directors. However, the Board of Directors may not, without obtaining shareholder approval within 12 months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum exercise price of an ISO granted under the Plan or increase the maximum number of shares as to which Awards may be granted under the Plan.

  Tax Aspects of the Plan. For Federal income tax purposes under the Code, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. Such an Optionee will recognize long-term capital gain or loss on a disposition of the Shares acquired upon exercise of ISOs provided the Optionee does not dispose of the Shares within two years from the date the ISO is granted or within the year after the Shares subject to the Option were transferred to him. If the Optionee satisfies both of the foregoing holding periods, the Company will not be allowed a tax deduction by reason of the grant or exercise of an ISO.

  For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Nonqualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

  Under current Federal income tax law, a recipient of a Nonqualified Option will not recognize taxable income at the time of grant, and the Company will not be allowed a tax deduction by reason of the grant. Such an Optionee will, in general, recognize ordinary income in the taxable year in which he or she exercises the Nonqualified Option, in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price of the Option, and the Company will be allowed a tax deduction in that amount. Upon disposition of the Shares subject to the Option, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held the Shares prior to disposition, equal to the difference between the amount realized on disposition and the Optionee's basis in the Shares subject to the Option (which basis ordinarily is the fair market value of the Shares on the date the Option was exercised).

  As a result of the rules under Section 16(b) of the Exchange Act of 1934, and depending upon the particular exemption from the provisions of Section 16(b) utilized, officers and directors of the Company and persons owning more than 10% of the outstanding shares of the Common Stock ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

  Generally, the grant of a Restricted Stock award does not immediately produce taxable income to a recipient or a tax deduction to the Company. At the time the restrictions and conditions expire, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the Shares on the date the restrictions and conditions expire and the Company will be entitled to a corresponding income tax deduction. A recipient who elects under Section 83(b) of the Code within 30 days after the date of the grant, however, will have ordinary income on the date of the grant equal to the fair market value on that date of the Shares of Restricted Stock as if the shares were unrestricted and could be sold immediately. With respect to the sale or exchange of Shares after the restrictions have expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss will commence on the date the restrictions expire. If the recipient makes a timely election pursuant to Section 83(b) of the Code, to be taxed as of the date of the grant, the holding period will commence on the date of the grant and the tax basis will be equal to the fair market value of the Shares on the date of grant as if the Shares were unrestricted and could be sold immediately. Even if no election has been made under Section 83(b) of the Code, any dividends received from the Restricted Stock while the restrictions are in effect will be taxed as additional compensation, and the Company will be entitled to a corresponding compensation deduction. Otherwise, dividends paid on Restricted Stock will be taxed to the recipient at ordinary income rates and will not be deductible by the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. If the shareholders do not approve this selection by the affirmative vote of a majority of the votes cast at the meeting, other independent auditors will be considered by the Board upon the recommendation of the Audit Committee.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                        COST OF SOLICITATION OF PROXIES

  The accompanying form of proxy will be voted as specified at the meeting.

  The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, said solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or other persons who may be engaged to perform soliciting activities.

                           PROPOSALS OF SHAREHOLDERS

  All proposals which any shareholder of the Company desires to present at the next annual meeting and to have included in the next Board of Directors' Proxy Statement and form of proxy relating to that meeting must be received by Frederick A. Stampone, Senior Vice President - Chief Administrative Officer and Secretary of the Company, at the address of the Company appearing on the first page of the Proxy Statement, no later than December 22, 1997.

  In addition to the foregoing, the Company's By-laws provide that a shareholder may be entitled to present an item of business at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered to, or mailed and received by, the Company, addressed to the attention of the President, at the principal executive offices of the Company not fewer than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such public disclosure was made. The shareholder's notice must set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Company other than as provided herein.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THE PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO FREDERICK A. STAMPONE, SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                       THE PEP BOYS - MANNY, MOE & JACK

           ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD JUNE 4, 1997

                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

  The undersigned hereby appoint(s) Mitchell G. Leibovitz, Michael J. Holden, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys -- Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSALS NUMBERS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                        (TO BE SIGNED ON REVERSE SIDE)

[X]  PLEASE MARK YOUR
     VOTE AS IN THIS EXAMPLE.

The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

                             FOR all    WITHHOLD AUTHORITY
                             nominees    for all nominees    NOMINEES: Bernard J. Korman
1. Election of Directors.     [ ]              [ ]                     J. Richard Leaman, Jr.
                                                                                                            FOR   AGAINST   ABSTAIN
                                                                         2. To approve the amendment to     [ ]     [ ]       [ ]
                                                                            Company's 1990 Stock Incentive
                                                                            Plan.

                                                                         3. To ratify the appointment of    [ ]     [ ]       [ ]
                                                                            Deloitte & Touche LLP as the
(INSTRUCTIONS: To withhold authority to vote for any                        Company's independent auditors.
individual nominee, write that nominee's name in the
space provided below).

____________________________________________________


Signature(s):____________________ Date:_________________________Signature(s):_________________________ Date:________________________
NOTE: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ON THE FORM AND MAIL THE PROXY PROMPTLY. WHEN SIGNING AS ATTORNEY, EXECUTOR,
      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, EACH JOINT OWNER SHOULD
      SIGN.